UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant X	Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
X	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

Mid-America Apartment Communities, Inc.
(Name of Registrant as Specified in Its Charter)
________________________________________ (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing fee (check the appropriate box):

X	No Fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:
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(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Date Filed:

MID-AMERICA APARTMENT COMMUNITIES, INC.

6815 Poplar Ave., Ste. 500

Germantown, TN 38138

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 19, 2020 AT 12:30 PM CDT

The following Notice is a Supplement to the Notice of Annual Meeting of Shareholders and Proxy Statement of Mid-America Apartment Communities, Inc. ("MAA”) dated April 7, 2020, previously furnished to shareholders of MAA in connection with the solicitation of proxies by MAA's Board of Directors for use at the 2020 Annual Meeting of Shareholders to be held on Tuesday, May 19, 2020 at 12:30 p.m. Central Daylight Time. The purpose of this Notice is to announce a change in the location of the 2020 Annual Meeting of Shareholders to a virtual-only meeting format. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 1, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

_____________________________________________________________

NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2020 AT 12:30 PM CDT

To Our Fellow Shareholders:

In response to the public health concerns surrounding the COVID-19 pandemic and our priority to support the health and wellbeing of our shareholders, associates and their families, NOTICE IS HEREBY GIVEN that our Board of Directors has determined to change the location of the 2020 Annual Meeting of Shareholders (the "Annual Meeting”) of Mid-America Apartment Communities, Inc. ("MAA”) to a virtual-only format. Shareholders will not be able to attend the Annual Meeting physically.  The previously announced date and time of the meeting, May 19, 2020 at 12:30 p.m. Central Daylight Time, is unchanged.

As described in the previously distributed proxy materials, you are entitled to attend the Annual Meeting if you hold a legal proxy for the meeting or were a shareholder of record at the close of business on March 13, 2020, the record date for the meeting. Using any internet accessible device, you can attend the Annual Meeting by registering at www.virtualshareholdermeeting.com/MAA2020 starting at 12:20 p.m. Central Daylight Time on May 19, 2020. To register, you will be required to enter the unique 16-digit control number included on your proxy card, voter instruction form or notice of internet availability of proxy materials. If you hold your shares through a brokerage, bank or other institutional account and have questions on how to obtain your control number, you should contact the financial institution where your shares are held.

You will be able to ask questions and vote during the virtual-only meeting by following the instructions available on the meeting website during the meeting. MAA encourages you to use your previously distributed proxy card, voter instruction form, or any of the methods outlined in the proxy materials to vote your shares and submit your proxy in advance of the Annual Meeting, whether or not you plan to attend. The proxy card included with the previously-distributed proxy materials will not be updated to reflect the change from a physical meeting to a virtual-only meeting but may continue to be used to vote shares in connection with the Annual Meeting.

By order of the Board of Directors,

/s/ Leslie B.C. Wolfgang

Senior Vice President, Chief Ethics and Compliance Officer, and Corporate Secretary

May 1, 2020